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1350 East Newport Center Drive, Suite 201, Deerfield Beach, FL 33442 • 954/429-1500 • 954/429-1506

FOR IMMEDIATE RELEASE	SYMBOL:DEVC
Monday, October 3, 2005	TRADED:Nasdaq

DEVCON COMPLETES THE SALE OF ITS U.S. VIRGIN ISLAND MATERIALS OPERATIONS FOR $13.3 MILLION

DEERFIELD BEACH, Fla, October 3 —Devcon International Corp. (NASDAQ: DEVC) announces that on September 30, 2005, it and its wholly owned subsidiary, V.I. Cement & Building Products, Inc., completed the sale of its U.S. Virgin Islands material operations to Heavy Materials, LLC, a U.S. Virgin Islands limited liability company and private investor group (“Purchaser”), pursuant to an Asset Purchase Agreement dated as of August 15, 2005, for $10.7 million in cash plus the issuance of a promissory note (the “Note”) to the Company in the aggregate principal amount of $2.6 million with respect to accounts receivable and certain assets associated with these operations. The Note has a term of three years bearing interest at 5% per annum with only interest being paid quarterly in arrears during the first 12 months and principal and accrued interest being paid quarterly for the remainder of the term of the Note until the maturity date. In general, the assets sold constitute Devcon’s U.S. Virgin Islands ready-mix concrete, aggregates, and concrete block and cement materials and supplies business.

Stephen J. Ruzika, Devcon President and CEO, stated, “The cash proceeds realized from the U.S. Virgin Island materials operations will supply additional resources to be used to expand our Security Division.”

About Devcon

Devcon has three operating divisions and an operating joint venture. The Security Services Division provides electronic security services to commercial and residential customers in selected Florida markets. The Construction Division dredges harbors, builds marine facilities, constructs golf courses and prepares residential, commercial and industrial sites, primarily in the Bahamas and the eastern Caribbean. The Materials Division now produces and distributes crushed stone, ready-mix concrete and concrete block in the eastern Caribbean with principal operations, on St. Maarten in the Netherlands Antilles, on St. Martin in the French West Indies, on Puerto Rico, and on Antigua in the independent nation of Antigua and Barbuda. DevMat, an 80-percent-owned joint venture, was formed in 2003 to build, own and operate fresh water, waste water treatment and power systems.

Forward-Looking Statement

This press release may contain statements, which are not historical facts and are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain projections of Devcon’s future results of operations, financial

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position or state other forward-looking information. In some cases you can identify these statements by forward-looking words such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “should”, “will”, and “would” or similar words. You should not rely on forward-looking statements because Devcon’s actual results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. These factors include, but are not limited to: general economic and business conditions; our business strategy for expanding our presence in our industry; anticipated trends in our financial condition and results of operation; the impact of competition and technology change; existing and future regulations effecting our business, and other risks and uncertainties discussed under the heading “Risks Related to our Business” in Devcon’s Form 10-K report for the period ending December 31, 2004 as filed with the Securities and Exchange Commission, and other reports Devcon files from time to time with the Securities and Exchange Commission. Devcon does not intend to and undertakes no duty to update the information contained in this press release.

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FOR MORE INFORMATION:	Stephen J. Ruzika, CEO Devcon International Corp. 954/429-1500 -or- Investor Relations Consultants 727/781-5577 or E-mail: devc@mindspring.com